EXECUTION COPY

                              AMENDMENT NUMBER 5 TO
                      TRANSFER AND ADMINISTRATION AGREEMENT


                  AMENDMENT NUMBER 5 TO TRANSFER AND ADMINISTRATION AGREEMENT (this "Amendment"), dated as of October 31, 1996 between UNION ACCEPTANCE FUNDING CORPORATION, a Delaware corpo ration, as transferor (in such capacity, the "Transferor"), UNION ACCEPTANCE CORPORATION, an Indiana corporation, as col lection agent (in such capacity, the "Collection Agent"), and ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company") amending that certain Transfer and Administration Agreement dated as of June 27, 1995, as amended as of September 8, 1995, September 29, 1995, March 1, 1996 and September 5, 1996 (the "Transfer and Administration Agreement").

                  WHEREAS, the Transferor and the Company have agreed to make certain amendments to the Transfer and Administration Agreement.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  SECTION 1. Defined TermsDefined Terms. As used in this Amendment and except as otherwise provided in this Section 1, capitalized terms shall have the same meanings assigned thereto in the Transfer and Administration
Agreement:

         (a) The definition of Securitized Pool is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language has been italicized):

                  "Securitized Pool" shall mean each pool of receivables directly or indirectly transferred by UAFC or UAC to a securitization vehicle in a structured finance transaction involving prime automobile installment sales contracts and installment notes and security agreements, similar to the Contracts, beginning with and including the pool of receivables securitized in connection with the UACSC 1995-D Auto Trust.

                  SECTION  2.   Exhibit  A.   Exhibit  A  to  the  Transfer  and
Administration Agreement is hereby replaced in its entirety with Exhibit A attached hereto.

                  SECTION 3. Amendment to Sections 2.16(c) and 2.17(a). In connection with the agreement of the undersigned to revise the minimum amount of funds required to remain on deposit in the Reserve Account under certain circumstances, Sections 2.16 ("Reserve Account; Withdrawals; Releases") and 2.17 ("Optional Repurchase") are hereby amended as follows:

                  (a) Subsection (iii) of Section 2.16(c) of the Transfer and Administration Agreement is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language is italicized):

                  "(iii) In the event that on the date of any Take-Out pursuant to Section 2.17(a), the amount on deposit in the Reserve Account exceeds 2.75% of the Maximum Net Investment, the Collateral Agent shall release to the Transferor an amount equal to the excess of the amount on deposit in the Reserve Account over the product of 2.75% and the Maximum Net Investment."

                  (b) The first complete paragraph of subsection (a) of Section 2.17(a) of the Transfer and Administration Agreement is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language is italicized):

                  "(a) On any Business Day, the Transferor shall have the right to require the Company or the Liquidity Provider, as applicable, to assign to the Transferor all of its right, title and interest in and to the Contracts and the related Receivables (excluding any Contracts and related Receivables booked on and after the cut-off date applicable to the structured finance transaction established by or on behalf of the Transferor or an affiliate, to which the reassigned Contracts and related Receivables will be subject) on the terms and conditions set forth herein. It shall be a condition precedent to any such assignment that (i) the Transferor shall pay to the Company's account an amount equal to the amount necessary to cause the Net Investment to be equal to the product of (x) the Net Receivables Balance (allocated between Contracts which upon origination provided for 72 monthly payments or less and Contracts which upon origination provided for more than 72 monthly payments) calculated after giving effect to the proposed reassignment and (y) with respect to each such group of Contracts, the Transfer Percentage then in effect, (ii) the amount to be paid pursuant to clause (i) above shall (x) not be greater than the principal component of the Company's maturing Commercial Paper which was issued to fund such portion of the Net Investment or the principal component subject to the funding period utilized by the Liquidity Provider to fund such portion of the Net Investment, as applicable and (y) be at least $5,000,000, (iii) the Transferor shall deposit to the Collection Account an amount equal to the sum of (x) all unreimbursed Servicer Advances and (y) all interest costs associated with the Company's Commercial Paper issued to fund its interest in the Contracts and related Receivables proposed to be reassigned or all interest costs associated with any funding periods utilized by the Liquidity Provider with respect to its interest in such Contracts and related Receivables, as applicable, as well as all Carrying Costs accrued through the date of the maturity of such Commercial Paper or funding period, (iv) the Transferor shall have given the Administrative Agent at least thirty
         (30) days prior written notice of its intention to reacquire such Contracts and Receivables, and (v) after giving effect to such reassignment the amount on deposit in the Reserve Account shall be at least 2.75% of the Maximum Net Investment. It is the intention of the parties that the Transferor shall pay to the Company's account and the Collection Account, as applicable, such amounts as are required under this Section on the closing date of such structured finance transaction (which closing date will generally also be the Business Day preceding the maturity date of the Company's Commercial Paper issued to fund its interest in the Contracts and related Receivables proposed to be reassigned)."

                  SECTION 4. Amendment to Section 7.1(n). In connection with the agreement of the undersigned to revise the requirements of the Transfer and Administration Agreement relating to the minimum weighted average annual percentage rate of the portfolio of Contracts, Section 7.1 ("Termination Events") is hereby amended as follows:

                  (a)  Section   7.1(n)  of  the  Transfer  and   Administration
Agreement is hereby deleted in its entirety and replaced with the following text (solely for convenience of reference, the revised language is italicized):

                  "(n) the weighted average annual percentage rate set forth in the Contracts shall at any time be less than the sum of (i) the Base Rate at such time, plus (ii) the percentage used to calculate the Servicing Fee plus (iii) 2.00%."

                  SECTION 5. Limited Scope. This amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights allocated to the Company, the Transferor, Union Acceptance Corporation, the Collection Agent, the Administrative Agent or the Collateral Agent under the Transfer and Administration Agreement.

                  SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 7. Severability; CounterpartsSeverability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 8. Ratification. Except as expressly affected by the provisions hereof, the Transfer and Administration Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Transfer and Administration Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Transfer and Administration Agreement as amended by this Amendment.

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                  IN WITNESS  WHEREOF,  the  parties  hereto have  executed  and delivered this Amendment Number 5 as of the date first written above.


                                            ENTERPRISE FUNDING CORPORATION,
                                              as Company


                                            By:      /s/ Stewart L. Cutler
                                                Name: Stewart L. Cutler
                                                Title: Vice President


                                            UNION ACCEPTANCE
                                              FUNDING CORPORATION
                                              as Transferor


                                            By:      /s/ Melanie S. Otto
                                               Name: Melanie S. Otto
                                               Title: Assistant Secretary


                                               UNION ACCEPTANCE CORPORATION
                                                   as Collection Agent


                                                 By:  /s/ John M. Stainbrook
                                                    Name: John M. Stainbrook
                                                    Title: President

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                                                                       Exhibit A

Actual Loss Percentage                                     Transfer Percentage
                                                              Per Contract
                                                            Number of Monthly
                                                                 Payments
                                                           72 or less   +72

Less than 93.0%                                                98%      90%

93.0% to 95.9%                                                 96%      88%

96.0% to 97.9%                                                 94%      86%

98.0% to 100%                                                  92%      84%

100.0% to 105.9%                                               90%      82%

106.0% to 110.0%                                               88%      80%

More than 110%                                                  0%       0%

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Note: Solely for convenience of reference, the revisions to the previous form of
Exhibit A have been italicized.